Exhibit 99.3
RATIFICATION AGREEMENT AND RELEASE
     RATIFICATION AGREEMENT AND RELEASE, dated as of April 20, 2006 (this “Agreement”), among LJH, LTD., a Texas limited partnership, with offices located at 377 Neva Lane, Denison, Texas 75020 (together with its successors and assigns, the “Lender”), AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation (“AID”), BRICE MANUFACTURING COMPANY, INC., a California corporation (“Brice”), TIMCO AVIATION SERVICES, INC., a Delaware corporation (“Parent”), TIMCO ENGINE CENTER, INC., a Delaware corporation (“Engine”), TIMCO ENGINEERED SYSTEMS, INC., a Delaware corporation (“Engineered Systems”), and TRIAD INTERNATIONAL MAINTENANCE CORPORATION, a Delaware corporation (“TIMCO”; AID, Brice, Parent, Engine, Engineered Systems and TIMCO each individually being referred to herein as a “Borrower” and collectively as the “Borrowers”), AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation (“Distribution Services”), AVIATION SALES LEASING COMPANY, a Delaware corporation (“Leasing”), AVIATION SALES PROPERTY MANAGEMENT CORP., a Delaware corporation (“Property Management”), AVS/CAI, INC., a Florida corporation (“AVS/CAI”), AVS/M-1, INC., a Delaware corporation (“AVS/M-1”), AVS/M-2, INC., a Delaware corporation (“AVS/M-2”), AVS/M-3, INC., an Arizona corporation (“AVS/M-3”), AVSRE, L.P., a Delaware limited partnership (“AVSRE”), HYDROSCIENCE, INC., a Texas corporation (“Hydroscience”), TMAS/ASI, INC., an Arkansas corporation (“TMAS/ASI”), and WHITEHALL CORPORATION, a Delaware corporation (“Whitehall”; Distribution Services, Leasing, Property Management, AVS/CAI, AVS/M-1, AVS/M-2, AVS/M-3, AVSRE, Hydroscience, TMAS/ASI and Whitehall each being individually referred to herein as a “Guarantor” and collectively as the “Guarantors”; the Borrowers and the Guarantors each being individually referred to herein as a “Company” and collectively as the “Company”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Amended and Restated Financing Agreement, dated as of April 8, 2005, among Monroe Capital Advisors, LLC (“Monroe”) and the Companies, Monroe made certain Term Loans (as defined in the Financing Agreement referred to below) to the Borrowers (such Financing Agreement, as amended and in effect on the date hereof, the “Financing Agreement”);
     WHEREAS, pursuant to the Assignment and Acceptance (the “Assignment and Acceptance”) dated as of April 10, 2006, among Monroe, Fortress Credit Opportunities I LP (“Fortress”) and Monroe Investments, Inc., as assignors (collectively, the “Assignors”), and the Lender, as assignee, the Assignors have sold, transferred and assigned to the Lender, and the Lender has purchased, assumed and accepted from the Assignors, all of the Assignors’ rights, interests and obligations in and under the Loan Documents (as defined in the Financing Agreement) including all of the Term Loans;
     WHEREAS, pursuant to a Participation Agreement dated as of April 10, 2006 (as amended, the “Participation Agreement”) between Lender and Owl Creek Asset Management L.P. (“OCAM”), OCAM, acting for the benefit and account of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Fund Ltd., Owl Creek Overseas Fund II, Ltd. (collectively, the “Owl

Creek Investors”) purchased a 19.48% participation in the Financing Agreement on the terms and conditions stated therein;
     WHEREAS, Lender has, with the consent of OCAM, agreed to amend the terms of the Financing Agreement to, among other things, decrease the interest rate and fees payable thereunder and to waive certain existing events of default for the benefit of the Company and to advance to the Company additional working capital in the amount of $6.0 million pursuant to a Second Amendment to Amended and Restated Financing Agreement dated April 20, 2006 between Lender and the Company (the “Second Amendment to Financing Agreement”) and a related Intercreditor and Subordination Agreement dated as of April 20, 2006, between Lender and CIT Group/Business Credit, Inc. (“CIT”), as a consequence of which CIT has agreed to amend the terms of the Company’s indebtedness to CIT pursuant to an Amendment No. 4 to Financing Agreement between CIT as Agent and sole lender and the Company (as so amended, the “CIT Financing Agreement”) to resolve certain existing events of default and to increase the amount of funding available under that facility; and
     WHEREAS, Lender and the Owl Creek Investors have recently engaged in discussions with the Parent regarding a proposed Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which a newly organized corporation owned by Lender and the Owl Creek Investors was to merge with and into Parent with the stockholders of Parent (other than Lender and Owl Creek) receiving cash for their shares of common stock of the Parent (the “Merger”); and
     WHEREAS, the Lender and the Owl Creek Investors have advised the Parent that they have decided to suspend the negotiations of the Merger Agreement and their consideration of the Merger at this time, with the understanding among the parties that such discussions will not resume unless and until the Parent, the Lender and/or the Owl Creek Investors agree to the resumption of such negotiations.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	Defined Terms. Capitalized terms used herein and defined in the Financing Agreement or in this Agreement shall have the meanings given to such terms in the Financing Agreement or in this Agreement, as applicable.

SECTION 2.	Ratification of Obligations Under the Loan Documents. Each of the Companies hereby (a) acknowledges and agrees that, immediately prior to the effective date of the Second Amendment to Financing Agreement (the “Amendment Effective Date”), (i) the outstanding principal amount of the Term Loan A-1 is $8,190,294.32, (ii) the outstanding principal amount of the Term Loan A-2 is $7,166,489.67, and (iii) the outstanding principal amount of the Term Loan B is $2,956,471.09; and (b) acknowledges and agrees that upon the occurrence of the Amendment Effective Date, the Lender is the sole “Lender” under the Financing Agreement and the other Loan Documents in all respects and for all purposes, and the Obligations shall be due and payable to the Lender as provided in the Loan Documents without any offset, deduction, defense, recoupment or counterclaim.

2.1	Ratification of Liens Under the Loan Documents. Each Company hereby (a) acknowledges, confirms, ratifies and reaffirms all of the security interests and liens created under the Loan Documents in effect on the date hereof to which it is a party; (b) represents and warrants and covenants and agrees that all of such security interests and liens constitute valid, enforceable, perfected, security interests and liens in and to the Collateral in favor of the Lender with the priority required by the Loan Documents, and (c) authorizes the Lender to create (or cause to be created) and file (or cause to be filed) or record (or cause to be recorded), in each case at such Company’s sole cost and expense, any and all UCC-3 amendments, UCC-3 assignments, and UCC-1 financing statements in any jurisdiction to further perfect, protect and preserve the security interests and liens created under the Collateral Documents in favor of the Lender.

2.2	Reaffirmation of Obligations. Each Company hereby ratifies and reaffirms all of its obligations under the Loan Documents and agrees that each of the Loan Documents to which it is a party is and shall be enforceable against such Company by the Lender in accordance with its terms.

2.3	No Set-Off, Etc. Each Company hereby acknowledges and agrees that there is no basis nor set of facts on which any amount (or any portion thereof) owed by such Company under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, recoupment, or defense (or other right, remedy, or basis having a similar effect) available to such Company with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

2.4	Release of Claims by the Companies Relative to Term Loan C Funding. Each Company, by executing this Agreement, hereby acknowledges and agrees that none of the Companies has any offsets, defenses, claims, recoupments, causes of action (whether in tort, contract or otherwise) or counterclaims against the Lender or, with respect to the Participation Agreement, OCAM or the Owl Creek Investors, or any of their respective officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns (all such Persons being referred to herein as the “Lender Released Parties”) with respect to the Obligations or the Loan Documents, and that if such Company now has, or ever did have, any offsets, defenses, claims, recoupments, causes of action (whether in tort, contract or otherwise) or counterclaims against the Lender Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement which directly or indirectly arise from or relate to the Obligations or any of the Loan Documents (collectively, “Lender Claims”), all such Lender Claims are hereby irrevocably and unconditionally WAIVED, and each Company hereby irrevocably and unconditionally RELEASES the Lender Released Parties and assigns from all such Lender Claims and any liability therefor. Each Company covenants that it will not sue any Lender Released Party with respect to any of the Lender Claims released hereunder. Notwithstanding the foregoing, nothing contained in this Section 2.4 shall release any of the Companies from their rights of contribution among each other pursuant to Section 12.4 of the Financing Agreement.

2.5	General Release of Claims by the Companies of the LJH Released Parties. Each Company hereby releases, relinquishes, acquits, waives and forever discharges the Lender, and each of Lender’s officers, directors, employees, attorneys, representatives (including John R. Cawthron in his capacity as a representative of Lender), affiliates (which for this purpose shall not include OCAM or the Owl Creek Investors), predecessors, successors, or assigns (all such Persons being referred to herein as the “LJH Released Parties”) from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings, liabilities or causes of action whether known or unknown at the time of this Agreement, that any of the Companies may have, directly or indirectly (including pursuant to any class action), that arise out of or relate in any way to (a) the Obligations, (b) the Loan Documents, (c) the CIT Financing Agreement, (d) the Participation Agreement, (e) the proposed Merger Agreement or Merger (together, the “Transaction Agreements”) or any actions of the LJH Released Parties in connection therewith, (f) Lender’s prior loans to the Company, or any action of Lender, or by any LJH Released Party on behalf of Lender, in its capacity as a lender to the Company, with respect to such prior loans, or (g) Lender’s status as a stockholder of the Company, or arising out of any action by Lender or by any LJH Released Party on behalf of the Lender, in its capacity as a stockholder of the Company (including without limitation claims for negligence, gross negligence, fraud, negligent misrepresentation, breach of the duty of care, breach of the duty of loyalty, breaches of the duties of candor, good faith or fair dealing, or breaches of any other fiduciary duty) arising prior to the date of this Agreement (collectively, “Company Released Claims”). Each Company agrees, for itself and on behalf of its affiliates that it will never initiate, commence, institute, prosecute or otherwise participate in, either directly or indirectly, representatively (such as in a class action) or in any other capacity, any action of any description whatsoever, including both known and unknown claims, against any LJH Released Parties that seeks damages or other relief arising out of or relating to the Company Released Claims. Notwithstanding the foregoing, nothing contained in this Section 2.5 shall release (i) any of the Companies from their rights of contribution among each other pursuant to Section 12.4 of the Financing Agreement or (ii) any right or claim of the Companies arising under or pursuant to any written contract or written agreement between any Company and any LJH Released Party related to matters other than the matters that are the subject of the Company Released Claims that are expressly released hereunder, or (iii) claims for indemnification by any LJH Released Party who is serving or has served as an officer or director of one or more of the Companies under the laws of the jurisdiction of organization and/or the Certificate (or Articles) of Incorporation or By-Laws of any of the Companies. Each of the LJH Released Parties, other than Lender, is an express third party beneficiary of the terms and conditions of this Section 2.5.

2.6	General Release of Claims by Lender of the Company Released Parties. Lender hereby releases, relinquishes, acquits, waives and forever discharges the Company and each of the Company’s officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, or assigns (all such Persons being referred to herein as the “Company Released Parties”) from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings, liabilities or causes of action whether known or unknown at the time of this Agreement, that Lender or any of its affiliates may have, directly or indirectly (including pursuant to any class action), that arise out of or relate in any way to: (A) the proposed Merger Agreement or Merger or any actions of the Company Released Parties in connection therewith, (B) claims arising by reason of Lender’s prior loans to the Company, or any action of any Company Released Party on behalf of Company with respect to such prior loans, or (C) the Lender’s status as a stockholder of the Company, including: (x) claims arising from Lender’s purchase, acquisition or ownership of shares of Company Common Stock prior to the date of this Agreement (including without limitation, to the extent relevant or applicable, claims that may arise out of: (i) any purchase of the senior subordinated convertible PIK notes due 2006 of the Company, (ii) any tender of senior subordinated convertible PIK notes due 2006 to the Company in the Company’s January 2005 and August 2005 tender offers in exchange for shares of the Company’s Common Stock, and/or (iii) any purchase of shares of Common Stock in the Company’s rights offering that closed on November 22, 2005) and (y) claims arising solely by reason of Lender’s status as a stockholder of the Company (including without limitation claims for negligence, gross negligence, fraud, negligent misrepresentation, breach of the duty of care, breach of the duty of loyalty, breaches of the duties of candor, good faith or fair dealing, or breaches of any other fiduciary duty) arising prior to the date of this Agreement (the “LJH Released Claims”). Lender agrees, for itself and on behalf of its affiliates, that it will never initiate, commence, institute, prosecute or otherwise participate in, either directly or indirectly, representatively (such as in a class action) or in any other capacity, any action of any description whatsoever, including both known and unknown claims, against a Company Released Party that seeks damages or other relief arising out of or relating to an LJH Released Claim. Notwithstanding the foregoing, nothing contained in this Section 2.6 shall release: (A) any claims arising under this Agreement or under the Loan Documents, (B) any rights or claims arising under any written contract or written agreement between Lender, one or more of its affiliates, and any of the Companies other than matters that are the subject of the LJH Released Claims that are expressly released hereunder, or (C) Lender’s rights under the LJH Warrant (as that document is described in the Parent’s filings with the U.S. Securities and Exchange Commission). Each of the Company Released Parties, other than the Companies party to this Agreement, is an express third party beneficiary of the terms and conditions of this Section 2.6.

2.7	Further Assurances. Each Company shall execute and deliver to the Lender all additional documents, instruments, and agreements that the Lender may require in order to create, perfect or establish the priority of any Liens created under the Collateral Documents and the Collateral granted therein and to otherwise give effect to the terms and conditions of this Agreement and the Assignment and Acceptance.

SECTION 3.	Miscellaneous.
3.1	Costs and Expenses. The Companies shall pay on demand all costs and expenses of the Lender and OCAM, including without limitation, reasonable attorneys’ fees, incurred by the Lender and OCAM in connection with this Agreement, the Assignment and Acceptance, the Second Amendment to Financing Agreement, the Participation Agreement, the CIT Financing Agreement or any of the transactions contemplated hereby or thereby other than the Merger contemplated by the Merger Agreement.

3.2	Interpretation. In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:
(a)	The captions of this Agreement are for purposes of convenience only, and shall not be used in construing the intent of the Lender and the Companies under this Agreement.

(b)	Nothing contained in this Agreement shall constitute a waiver of any Event of Default or Default under the Financing Agreement or any of the other Loan Documents, whether now existing or hereafter arising, or a waiver of any of the Lender’s rights or remedies under any of the Loan Documents.
3.3	Binding Agreement. This Agreement shall be binding upon the Companies and their respective successors and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns.

3.4	Counterparts. This Agreement may be executed in separate counterparts (including counterparts delivered by facsimile or e-mail), each of which when so executed and delivered shall be an original, and both of which together shall constitute one instrument.

3.5	Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

COMPANIES:

AIRCRAFT INTERIOR DESIGN, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

BRICE MANUFACTURING COMPANY, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

TIMCO AVIATION SERVICES, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

TIMCO ENGINE CENTER, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

TIMCO ENGINEERED SYSTEMS, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance
Ratification Agreement signature page

TRIAD INTERNATIONAL MAINTENANCE CORPORATION

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

AVIATION SALES DISTRIBUTION SERVICES COMPANY

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

AVIATION SALES LEASING COMPANY

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

AVIATION SALES PROPERTY MANAGEMENT CORP.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

AVS/CAI, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

AVS/M-1, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance
Ratification Agreement signature page

AVS/M-2, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

AVS/M-3, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

AVSRE, L.P.

By:	Aviation Sales Property Management Corp., its general partner

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

HYDROSCIENCE, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance

TMAS/ASI, INC.

By:

Name: Kevin Carter
Title: Senior Vice President-Finance
Ratification Agreement signature page

WHITEHALL CORPORATION

By:

Name: Kevin Carter
Title: Senior Vice President-Finance
Ratification Agreement signature page

LENDER:

LJH, LTD.

By:	DLH Management, L.L.C.,
its general partner

By:

Lacy Harber, President
Ratification Agreement signature page